Exhibit 23.7

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Crescent Energy Company of our firm’s reserves reports dated September 9, 2021 relating to Independence Energy LLC, which appears in the prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on November 3, 2021, which relates to the Registration Statement on Form S-4, originally filed with the Commission on July 26, 2021.

HAAS PETROLEUM ENGINEERING SERVICES, INC.

/s/ Michael Link

Houston, Texas

December 10, 2021